Exhibit 99.1
                        MARTEN TRANSPORT, LTD. ANNOUNCES
                         THIRD QUARTER FINANCIAL RESULTS


MONDOVI,   Wis.,  October  17,  2003/PR  Newswire/  -  Marten  Transport,   Ltd.
(Nasdaq/NMS:MRTN) announced today its financial results for the quarter and nine months ended September 30, 2003.

For the quarter ended September 30, 2003, operating revenue increased 14.9%, to $85.9 million from $74.7 million for the same quarter of 2002. For the nine months ended September 30, 2003, operating revenue increased 15.1%, to $249.4 million from $216.8 million for the same period of 2002. Operating revenue included fuel surcharges of $3.1 million and $11.0 million for the quarter and nine months ended September 30, 2003, compared with $1.5 million and $2.9 million for the quarter and nine months ended September 30, 2002. Excluding fuel surcharge revenue, the increase in revenue was 13.1% for the quarter and 11.5% for the nine months. The Company measures revenue, before fuel surcharges, or "freight revenue," in addition to operating revenue, because management believes removing this sometimes volatile source of revenue affords a more consistent basis for comparing results of operations from period to period.

For the quarter ended September 30, 2003, net income increased 84.3%, to $3.4 million from $1.9 million for the same quarter of 2002. For the nine months ended September 30, 2003, net income increased 55.2%, to $8.4 million from $5.4 million for the same period of 2002.

For the quarter ended September 30, 2003, net income per diluted share increased 53.6%, to $0.43 from $0.28 for the same quarter of 2002, on a 22.1% increase in weighted average shares attributable primarily to the Company's public offering of common stock completed during the 2003 third quarter. For the nine months ended September 30, 2003, net income per diluted share increased 42.2%, to $1.18 from $0.83 for the same period of 2002, on a 8.9% increase in weighted average shares attributable primarily to the stock offering. Diluted earnings per share give retroactive effect in all periods to the Company's three-for-two stock split effected in the form of a 50% stock dividend paid on July 24, 2003.

Chairman and President Randolph L. Marten stated, "The third quarter was very strong for our Company. Our financial results improved as a result of stronger shipping demand, disciplined freight selection by our operations personnel, and continued cost control efforts. Average operating revenue per tractor per week increased 6.6% to $2,993 from $2,809 in the third quarter of 2002. Average freight revenue per tractor per week increased 4.8% to $2,886 from $2,753 in the third quarter of 2002. Our operating ratio (operating expenses as a percentage of operating revenue) improved to 93.1% for the quarter compared with 95.3% for the same quarter last year. Excluding fuel surcharges from both revenue and fuel expense, our operating ratio would have been 92.9 % in the 2003 quarter and 95.2% in the 2002 quarter.

Our balance sheet improved as well. During the quarter we completed a stock offering that resulted in net proceeds to the Company of approximately $52.1 million and raised our stockholders' equity to $140.4 million. At the end of the quarter we had approximately $31 million of cash and $31 million of long-term debt, making our balance sheet essentially debt-free on a net basis."

The Company will host a conference call on Monday, October 20, at 3:30 p.m. Central Time. The public will be able to listen and participate in the call telephonically by dialing 877-576-2752 and entering the following code: 3442884. For additional information on accessing the call and for statistical and financial information regarding the Company that is expected to be discussed during the conference call, please visit our website at www.marten.com.

Marten Transport, Ltd. is one of the leading temperature-sensitive truckload carriers in the United States. The Company specializes in transporting food and other consumer packaged goods that require a temperature-sensitive or insulated environment. Marten offers nationwide service, concentrating on expedited movements for high-volume customers. The Company's common stock is traded on the Nasdaq National Market under the symbol MRTN.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that constitute forward-looking statements are usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," or similar expressions. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant assumptions, risks, and uncertainties. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: excess tractor and trailer capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; a decrease in shipping activity with the Company by one or more major customers; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; volatility in the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; the frequency and severity of accidents; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; and regulatory requirements that increase costs or decrease efficiency, including, but not limited to, the effects of revised hours-of-service requirements for drivers effective January 4, 2004. Readers should review and consider the various disclosures made by the Company in its press releases, stockholder reports, and public filings, as well as the factors explained in greater detail in the Company's prospectus dated August 14, 2003 related to its public offering of common stock.

CONTACT: Tom Langenfeld of BlueFire Partners for Marten Transport, Ltd., 612-344-1038, or Randy Marten, President of Marten Transport, Ltd., 715-926-4216

                             MARTEN TRANSPORT, LTD.

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                            Three Months               Nine Months
                                                         Ended September 30,       Ended September 30,
                                                       ------------------------  -------------------------
                                                          2003         2002          2003         2002
                                                       ----------   ------------ -----------   -----------
(In thousands, except per share information)
OPERATING REVENUE....................................  $  85,903    $    74,736  $   249,430   $ 216,765
                                                       ----------   ------------ ------------  -----------

OPERATING EXPENSES (INCOME):
    Salaries, wages and benefits.....................     26,225         22,192       75,183      66,862
    Purchased transportation.........................     18,106         17,815       53,923      50,063
    Fuel and fuel taxes..............................     14,253         11,202       41,972      31,039
    Supplies and maintenance.........................      6,503          5,538       18,592      16,046
    Depreciation.....................................      7,616          6,988       22,340      20,646
    Operating taxes and licenses.....................      1,406          1,264        4,177       3,680
    Insurance and claims.............................      3,782          3,796       11,200      10,583
    Communications and utilities.....................        825            758        2,419       2,220
    Gain on disposition of revenue equipment.........       (154)           (40)        (310)       (113)
    Other............................................      1,450          1,743        5,344       5,254
                                                       ----------   ------------ ------------  -----------

         Total operating expenses....................     80,012         71,256      234,840     206,280
                                                       ----------   ------------ ------------  -----------

OPERATING INCOME.....................................      5,891          3,480       14,590      10,485

OTHER EXPENSES (INCOME):
    Interest expense.................................        679            819        2,211       2,659
    Interest income..................................       (330)          (346)      (1,121)       (874)
                                                       -----------  ------------ ------------  -----------

INCOME BEFORE INCOME TAXES...........................       5,542          3,007      13,500       8,700

PROVISION FOR INCOME TAXES...........................       2,106          1,143       5,130       3,306
                                                       -----------  ------------ ------------  -----------

NET INCOME...........................................  $    3,436   $      1,864 $     8,370   $   5,394
                                                       ===========  ============ ============  ===========

BASIC EARNINGS PER COMMON SHARE(1)...................  $     0.45   $       0.29 $      1.23   $    0.85
                                                       ==========   ============ ============  ===========

DILUTED EARNINGS PER COMMON SHARE(1)...................$     0.43   $       0.28 $      1.18   $    0.83
                                                       ==========   ============ ============  ===========


(1) Basic and diluted earnings per share reflect the Company's three-for-two stock split effected in the form of a 50% stock dividend paid on July 24, 2003.

                             MARTEN TRANSPORT, LTD.

                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                                                                              September 30,    December 31,
                                                                                                  2003            2002
                                                                                             ---------------  -------------
        (In thousands, except share and per share information)
        ASSETS
            Current assets:
               Cash and cash equivalents.............................................        $     30,695     $       --
               Receivables:
                  Trade, net.........................................................              33,960         30,627
                  Other..............................................................               5,303          6,561
               Prepaid expenses and other............................................               7,306          7,832
               Deferred income taxes.................................................               4,048          4,311
                                                                                             ---------------  -------------

                          Total current assets.......................................              81,312         49,331
                                                                                             ---------------  -------------

            Property and equipment:
               Revenue equipment, buildings and land,
                  office equipment, and other........................................             261,133        248,831
               Accumulated depreciation..............................................             (98,022)       (89,003)
                                                                                             ---------------  -------------

                          Net property and equipment.................................             163,111        159,828

            Other assets.............................................................               5,845          6,859
                                                                                             ---------------  -------------

                                 TOTAL ASSETS........................................        $    250,268     $  216,018
                                                                                             ===============  =============

        LIABILITIES AND STOCKHOLDERS' EQUITY
            Current liabilities:
               Checks issued in excess of cash balances..............................        $         --     $      130
               Accounts payable and accrued liabilities..............................              18,296         15,544
               Insurance and claims accruals.........................................              12,195         12,915
               Current maturities of long-term debt..................................               5,000          3,571
                                                                                             ---------------  -------------

                          Total current liabilities..................................              35,491         32,160

            Long-term debt, less current maturities..................................              26,429         60,058
            Deferred income taxes....................................................              47,901         44,580
                                                                                             ---------------  -------------

                          Total liabilities..........................................             109,821        136,798
                                                                                             ---------------  -------------

            Stockholders' equity:
               Common stock, $.01 par value per share,
                  23,000,000 shares authorized, 9,134,223
                  and 6,362,992 shares issued and outstanding(1).....................                  91             63
               Additional paid-in capital............................................              63,651         10,822
               Retained earnings.....................................................              76,705         68,335
                                                                                             ---------------  -------------

                          Total stockholders' equity.................................             140,447         79,220
                                                                                             ---------------  -------------

                                 TOTAL LIABILITIES AND
                                 STOCKHOLDERS' EQUITY................................        $    250,268     $  216,018
                                                                                             ===============  =============

(1) Shares outstanding reflect the Company's three-for-two stock split effected in the form of a 50% stock dividend paid on July 24, 2003.

                             MARTEN TRANSPORT, LTD.

                              Operating STATISTICS
                                   (Unaudited)

                                                             Three Months               Nine Months
                                                          Ended September 30,       Ended September 30,
                                                             2003      2002          2003         2002
                                                        -----------  ----------   -----------  ------------
Operating Statistics:
For period:
  Average operating revenue per total mile.............  $   1.28     $   1.24     $   1.28     $    1.23
  Average freight revenue per total mile(1)...........   $   1.23     $   1.22     $   1.22     $    1.21
  Average miles per tractor(2)........................     30,829       29,768       90,387        89,629
  Average operating revenue per tractor per week(2)...   $  2,993     $  2,809     $  2,955     $   2,817
  Average freight revenue per tractor per week(1)(2)..   $  2,886     $  2,753     $  2,825     $   2,779
  Average miles per trip..............................      1,009          959        1,003           962
  Non-revenue miles percentage(3).....................        6.8%         6.7%         6.7%          6.7%
  Total miles - company-employed drivers
      (in thousands)..................................     46,842       39,347      134,891       117,545
  Total miles - independent contractors
      (in thousands)..................................     20,477       20,911       60,717        59,290

At September 30, 2003, and September 30, 2002:
  Total tractors(2)...................................      2,193        2,087
  Average age of company tractors (in years)..........        2.2          2.0
  Total trailers......................................      2,800        2,731
  Average age of company trailers (in years)..........        3.9          4.0
  Ratio of trailers to tractors(2)....................        1.3          1.3
  Ratio of tractors to non-driver personnel(2) .......        5.5          5.7

                                                             Three Months               Nine Months
                                                         Ended September 30,        Ended September 30,
                                                           2003        2002          2003            2002
                                                        ---------- ----------    ------------    -----------
(In thousands)
Net cash provided by operating activities............    $ 10,099   $  15,502      $   34,467     $  32,281
Net cash used for investing activities...............      11,485      11,502          24,299        17,851


(1)  Excludes fuel surcharge revenue.

(2) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 595 and 614 tractors as of September 30, 2003, and 2002, respectively.

(3)  Represents   the   percentage  of  miles  for  which  the  Company  is  not
     compensated.